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                                                                    EXHIBIT 3.89


                            ARTICLES OF INCORPORATION

                                       OF

                           SYNAGRO OF WISCONSIN, INC.


                                ARTICLE I - NAME

       The name of the corporation is SYNAGRO OF WISCONSIN, INC.

                              ARTICLE II - DURATION

       The corporation's existence is perpetual.

                              ARTICLE III - PURPOSE

       The purpose of the corporation is to engage in the aggregation, transportation and disposal of waste and construction materials, including, but not limited to, sanitary sludge, gravel, sand, clay and earth. To own, lease, buy and sell equipment to accomplish said purposes. Further, the corporation is authorized to engage in any lawful activity within the purposes for which corporations may be organized under Chapter 180 of the Wisconsin Statutes.

                               ARTICLE IV - SHARES

       The corporation's stock is one class of common stock consisting of 100 shares having a par value of $10.00 per share.

                          ARTICLE V - PREEMPTIVE RIGHTS

       Shareholder(s) shall have a preemptive right to acquire unissued shares.


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                    ARTICLE VI - REGISTERED OFFICE AND AGENT

       The corporation's registered office is 17900 Knoll Court, Brookfield, County of Waukesha, Wisconsin 53005. The name of the corporation's registered agent is James A. Jalovec located at said office.

                        ARTICLE VII - BOARD OF DIRECTORS

       The Board of Directors is to consist of one (1) director. The initial director is James A. Jalovec, whose address is 17900 Knoll Court, Brookfield, County of Waukesha, Wisconsin 53005.

                       ARTICLE VIII - NAME OF INCORPORATOR

       The name of the incorporator is James A. Jalovec, whose address is 17900 Knoll Court, Brookfield, County of Waukesha, Wisconsin 53005.

                              ARTICLE IX - OFFICERS

       The officers of the corporation are as follows:

       1.     President              James A. Jalovec
       2.     Vice-President         LaVerne C. Jalovec
       3.     Secretary              LaVerne C. Jalovec
       4.     Treasurer              James A. Jalovec

       Dated at Milwaukee, Wisconsin, this 26th day of May, 1983.

                                               /s/ James A. Jalovec
                                               ---------------------------
                                               JAMES A. JALOVEC
                                               17900 Knoll Court
                                               Brookfield, Wisconsin 53005

       Subscribed and sworn to before me this 26th day of May, 1983.

/s/ Notary Public
---------------------------------
Notary Public, State of Wisconsin

My commission is permanent